Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports 100% Revenue Growth
and Net Income of $3.4 Million for the Third Quarter of 2021

Conference Call and Webcast to be held at 8:00 AM EDT on Friday, November 5, 2021

Branford, Connecticut, November 4, 2021 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the quarter and nine months ended September 30, 2021. The company will host a conference call on Friday, November 5, 2021 at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the third quarter of 2021.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We achieved 100% revenue growth over the same period last year, as well as net income of $3.4 million for the third quarter of 2021, which provides further validation our long-term strategy is working. We have maintained a robust loan pipeline, a healthy balance sheet and continue to generate solid cash flow. Importantly, with the proceeds of our recent Series A Preferred offering, combined with the addition of our Churchill credit facility, we are poised for further growth during the balance of the year and beyond. As previously discussed, we are diversifying our holdings, including larger loans with established developers. We are also opportunistically expanding and diversifying the geographic footprint of our mortgage loan portfolio beyond Connecticut. We have accomplished these goals while maintaining strict underwriting criteria and a conservative loan to value ratio. Looking ahead, we are witnessing strong market demand for our loan products and remain highly encouraged by the outlook for the business.”

Results of operations – three months ended September 30, 2021

Total revenue for the three months ended September 30, 2021 was approximately $8.5 million compared to approximately $4.3 million for the three months ended September 30, 2020, an increase of approximately $4.3 million, or 100%. Interest income and origination fees were approximately $6.1 million and $1.0 million, respectively. In comparison, for the three months ended September 30, 2020, interest income and origination fees were approximately $3.5 million and $393,000, respectively. In the third quarter of 2021 the company had approximately $256,000 of gains from the sale of investment securities compared to a loss of approximately $22,000 for the 2020 period. Investment income for the third quarter of 2021 increased to $276,000 compared to approximately $32,000 for the same period last year. Other income was approximately $580,000 for the third quarter of 2021, compared to approximately $337,000 for the same period last year.

Total operating costs and expenses for three months ended September 30, 2021 were approximately $4.2 million compared to approximately $2.1 million for the three months ended September 30, 2020. The increase in operating costs and expenses is primarily attributable to the increase in interests expense and amortization of deferred financing costs, which, in turn, is a direct result of an increase in overall indebtedness, particularly the unsubordinated unsecured notes.

Net income attributable to common shareholders for the three months ended September 30, 2021 was approximately $3.4 million, or $0.12 per share, compared to $2.1 million, or $0.10 per share for the three months ended September 30, 2020.

Results of operations – nine months ended September 30, 2021

Total revenue for the nine months ended September 30, 2021 was approximately $20.9 million compared to approximately $12.9 million for the nine months ended September 30, 2020, an increase of approximately 62.5%.

For the nine months ended September 30, 2021, interest income was approximately $15.3 million and origination fees were approximately $2.3 million, respectively. In comparison, for the nine months ended September 30, 2020, interest income and origination fees were approximately $9.6 million and $1.6 million, respectively. Net gain on the sale of investment securities was approximately $212,000 for the 2021 period compared to net gains of approximately $415,000 for the 2020 period. Investment income was approximately $699,000 for the first nine months of 2021 compared to approximately $163,000 for the same period last year. Other income was approximately $1.6 million for the first nine months of 2021, compared to approximately $904,000 for the same period last year.

Total operating costs and expenses for the nine months ended September 30, 2021, were approximately $11.9 million compared to $6.3 million for the nine months ended September 30, 2020. The increase in operating costs and expenses is primarily attributable to the increase in the company’s unsecured, unsubordinated notes while growing our lending operations.

Net income attributable to common shareholders for the nine months ended September 30, 2021, was approximately $8.1 million, or $0.32 per share, compared to $6.6 million, or $0.30 per share for the nine months ended September 30, 2020.

Financial Condition

At September 30, 2021, total assets were approximately $313.4 million compared to $226.7 million at December 31, 2020. The increase was due primarily to the increase in cash and cash equivalents and investment securities of $18.6 million, an increase of the mortgage loan portfolio of approximately $64.3 million, an increase in investment in partnership of approximately $1.8 million, a net increase in property and equipment of approximately $756,000, and increases in due from borrowers of approximately $1.4 million and interest and fees receivable of approximately $885,000, offset by a decrease in real estate owned of approximately $2.1 million.

Total liabilities at September 30, 2021 were approximately $154.6 million compared to $145.8 million at December 31, 2020. This increase is principally due to an increase in the line of credit of approximately $2.0 million, advances from borrowers of $8.2 million and deferred revenue of approximately $1.8 million offset by decrease in dividends payable of $2.7 million, mortgage payable of $768,000, other loans of approximately $258,000, and accounts payable and accrued expenses of approximately $180,000.

Shareholders’ equity at September 30, 2021 was approximately $158.8 million compared to approximately $80.9 million at December 31, 2020. This increase was due primarily to net proceeds of $45.5 million from the sale of shares of our Series A Preferred Stock, net proceeds of $30.9 million from the sale of common shares and net income of approximately $8.1 million.

On October 13, 2021, the Company authorized and declared a quarterly dividend of $0.12 per share to be paid to shareholders of record as of the close of trading on the NYSE American on October 25, 2021. The dividend was paid on October 29, 2021.

Investor Conference Call

The company will host a conference call on Friday, November 5, 2021 at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the third quarter ending September 30, 2021, as well as its outlook for the balance of 2021.

Interested parties can access the conference call via telephone by dialing toll free 1-877-545-0523 for U.S. callers or 973-528-0016 for international callers and entering the entry code: 664173. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/43586 or on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Friday, November 19, 2021 and can be accessed by dialing 877-481-4010 for U.S. callers or 919-882-2331 for international callers and by entering replay passcode: 43586.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2020 filed with the U.S. Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

(tables follow)

SACHEM CAPITAL CORP.

BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Assets:
Cash and cash equivalents	$19,242,316	$19,408,028
Investment securities	56,080,725	37,293,703
Investment in partnership	1,804,217	—
Mortgages receivable	219,963,291	155,616,300
Interest and fees receivable	2,705,447	1,820,067
Other receivables	428,391	67,307
Due from borrowers	3,431,015	2,025,663
Prepaid expenses	85,813	71,313
Property and equipment, net	2,189,887	1,433,388
Real estate owned	6,774,522	8,861,609
Other deposits	291,191	—
Deferred financing costs, net	354,936	72,806
Total assets	$313,351,751	$226,670,184

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $4,132,355 and $4,866,058)	$110,394,395	$109,640,692
Mortgage payable	—	767,508
Line of credit	30,056,159	28,055,648
Accrued dividends payable	—	2,654,977
Accounts payable and accrued expenses	192,670	372,662
Other loans	—	257,845
Security deposits held	2,000	13,416
Advances from borrowers	10,031,656	1,830,539
Deferred revenue	3,879,291	2,099,331
Notes payable	37,498	54,682
Accrued interest	—	3,344
Total liabilities	154,593,669	145,750,644

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	—
Common stock - $.001 par value; 100,000,000 shares authorized; 28,315,930 and 22,124,801 issued and outstanding	28,316	22,125
Paid-in capital	160,279,468	83,814,376
Accumulated other comprehensive loss	(637,990)	(25,992)
Accumulated deficit	(913,615)	(2,890,969)
Total shareholders’ equity	158,758,082	80,919,540
Total liabilities and shareholders’ equity	$313,351,751	$226,670,184

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Interest income from loans	$6,094,165	$3,473,304	$15,307,692	$9,640,387
Investment income	275,745	32,483	698,556	163,161
Income from partnership investment	35,983	—	90,225	—
Gain (loss) on sale of investment securities	256,418	(21,858)	212,449	415,301
Origination fees	999,287	393,097	2,348,608	1,551,652
Late and other fees	202,572	10,955	300,471	46,835
Processing fees	50,230	37,445	129,615	123,568
Rental income (loss), net	28,320	9,593	23,105	49,777
Debt Forgiveness	—	—	257,845	—
Other income	579,656	336,789	1,579,885	904,071
Total revenue	8,522,376	4,271,808	20,948,451	12,894,752

Operating costs and expenses:
Interest and amortization of deferred financing costs	2,589,847	1,262,278	7,541,536	3,564,533
Professional fees	183,503	158,206	666,431	400,868
Compensation, fees and taxes	771,373	500,165	2,175,603	1,232,733
Exchange fees	12,603	22,713	37,397	29,986
Other expenses and taxes	104,583	26,247	149,898	61,484
Depreciation	20,421	15,348	61,286	46,318
General and administrative expenses	294,981	145,251	702,897	412,677
Loss on sale of real estate	94,450	2,816	111,545	7,276
Impairment loss	150,000	—	469,000	495,000
Total operating costs and expenses	4,221,761	2,133,024	11,915,593	6,250,875
Net income	4,300,615	2,138,784	9,032,858	6,643,877
Preferred stock dividend	(913,791)	—	(932,089)	—
Net income attributable to common shareholders	3,386,824	2,138,784	8,100,769	6,643,877

Other comprehensive (loss) gain
Unrealized (loss) gain on investment securities	(500,188)	(72,785)	(611,998)	13,282
Comprehensive income	$2,886,636	$2,065,999	$7,488,771	$6,657,159
Basic and diluted net income per common share outstanding:
Basic	$0.12	$0.10	$0.32	$0.30
Diluted	$0.12	$0.10	$0.32	$0.30
Weighted average number of common shares outstanding:
Basic	27,973,249	22,117,301	24,968,885	22,117,301
Diluted	27,977,095	22,117,301	24,972,837	22,117,301

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,032,858	$6,643,877
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	839,418	357,497
Write-off of deferred financing costs	72,806	—
Depreciation expense	61,286	46,318
Stock based compensation	126,538	12,321
Impairment loss	469,000	495,000
Loss on sale of real estate	111,545	7,276
Gain on sale of marketable securities	(212,449)	(415,301)
Debt Forgiveness	(257,845)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(885,380)	(180,335)
Other receivables	(361,084)	54,090
Due from borrowers	(1,405,352)	(273,202)
Prepaid expenses	(14,500)	(82,082)
Deposits on property and equipment	—	(100,530)
(Decrease) increase in:
Accrued interest	(3,344)	77,256
Accounts payable and accrued expenses	(179,992)	272,574
Deferred revenue	1,779,960	(91,019)
Advances from borrowers	8,201,117	565,706
Total adjustments	8,341,724	745,569

NET CASH PROVIDED BY OPERATING ACTIVITIES	17,374,582	7,389,446

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(160,896,229)	(37,216,177)
Proceeds from the sale of investment securities	141,709,658	25,905,769
Purchase of interest in investment partnership, net	(1,804,217)	—
Proceeds from sale of real estate owned	1,839,977	1,816,522
Acquisitions of and improvements to real estate owned	(333,435)	(1,584,300)
Purchase of property and equipment	(817,785)	(118,364)
Security deposits held	(11,416)	5,616
Principal disbursements for mortgages receivable	(154,810,007)	(68,029,798)
Principal collections on mortgages receivable	90,463,016	37,859,270
Costs in connection with investment activities	(281,191)	—
NET CASH USED FOR INVESTING ACTIVITIES	(84,941,629)	(41,361,462)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from line of credit	2,000,511	12,080,569
Repayment of mortgage payable	(767,508)	(12,296)
Principal payments on notes payable	(17,184)	(15,303)
Dividends paid on Common Stock	(8,778,392)	(5,308,152)
Dividends paid on Preferred Stock	(932,089)	—
Financings costs incurred	(450,651)	(108,353)
Proceeds from other loans	—	257,845
Proceeds from issuance of common shares, net of expenses	30,884,022	—
Proceeds from issuance of Series A Preferred Stock, net of expenses	45,462,626	—
Gross proceeds from issuance of fixed rate notes	—	14,363,750
Financings costs incurred in connection with fixed rate notes	—	(743,908)
NET CASH PROVIDED BY FINANCING ACTIVITIES	67,401,335	20,514,152

NET DECREASE IN CASH AND CASH EQUIVALENTS	(165,712)	(13,457,864)

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	19,408,028	18,841,937

CASH AND CASH EQUIVALENTS - END OF PERIOD	$19,242,316	$5,384,073

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$6,745,109	$2,093,080

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended September 30, 2020 amounted to $170,383.